Exhibit 99.1

S&W Announces Preliminary Fiscal 2021 Financial Results

For Immediate Release

Company Contact:Investor Contact:

Matthew Szot, Chief Financial Officer Robert Blum

S&W Seed CompanyLytham Partners, LLC
Phone: (720) 506-1164Phone: (602) 889-9700
www.swseedco.comsanw@lythampartners.comwww.lythampartners.com

LONGMONT, Colorado – August 19, 2021 – S&W Seed Company (Nasdaq: SANW) today announced certain unaudited preliminary financial results for the fiscal year ended June 30, 2021.

Preliminary Core Revenue (which the Company defines as total revenue, excluding product revenue attributable to Pioneer) for fiscal 2021 is expected to be approximately $69.8 million, compared to Core Revenue for fiscal 2020 of $59.9 million, an expected increase of approximately 16.5%. Preliminary Total Revenue for fiscal 2021 is expected to be approximately $84.0 million, compared to total revenue for fiscal 2020 of $79.6 million, an expected increase of approximately 5.5%.

The COVID-19 pandemic had a significant negative impact on logistics, as experienced in several industries across the globe, contributing to delayed shipments to the Company’s customers and also increasing its costs of goods sold. In particular, the Company experienced challenges in shipping product during the fourth quarter, due to limited availability of trucks and marine containers for product deliveries and congestion at the ports, and rising shipping and transportation costs. The Company’s strategy of concentrating its production to fewer, and larger facilities, became much more challenging by these industry-wide supply chain issues.

Approximately $5.0 million of revenue that the Company expected to recognize in the fourth quarter of fiscal 2021 is instead expected to be recognized in the first quarter of fiscal 2022. Additionally, the Company also experienced weakness in the Company’s European sunflower program and delays in certain customer product registrations which had an impact on the annual results.

The Company expects gross profit margins to be approximately 16.3% for fiscal 2021, with an estimated impact of approximately $1.5 million from increased shipping and transportation costs. Adjusted EBITDA for fiscal 2021 is expected to be in a range of $(13.0) to $(13.2) million.

Historically, the Company publishes price lists to U.S. and Australian based customers prior to the commencement of the main sales season which limits the Company’s ability to increase prices throughout the sales season.  Additionally, the Company’s existing customer terms and conditions did not provide for adjustment to the volatile and increasing freight costs incurred this fiscal year. The Company is modifying the terms and conditions of standard customer contracts to address the volatility and increased costs of freight and transportation. In addition, the Company is in the process of instituting price increases on the majority of its products to address additional rising costs and to more properly reflect the value of the Company’s proprietary products. The Company has also made certain changes in management to increase its expertise in supply chain and logistics.

Taking into account the aforementioned initiatives, the Company expects gross margins in the first quarter of fiscal 2022 to show meaningful improvement over the first quarter of the prior year and fiscal 2021 in total.

“Similar to many other companies that rely upon international marine shipping, we encountered challenges towards the end of our fiscal year in shipping product to customers who had placed orders with an intent of accepting product prior to June 30, 2021,” commented Mark Wong, President & CEO of S&W Seed Company. “As a result of these logistical and other operational challenges encountered throughout the fourth quarter and fiscal year as a whole, we have made several changes, including price increases and modification of our freight and transportation terms, to limit the impact of these challenges going forward.”

Mr. Wong concluded, “I believe the overall strategic plan to evolve S&W into an integrated agricultural seed technology company remains strong. The demand for our products, especially our recently launched non-GMO herbicide tolerant sorghum solution, is high. It is clear we need to improve certain operational aspects of the organization to help our vision become a reality, and we believe we have implemented the necessary initiatives to continue the execution of our plan.”

S&W Seed Company has not finalized its financial statements for the fourth quarter or full year of fiscal 2021. The preliminary financial information for the fourth quarter and full year of fiscal 2021 presented in this press release is based on S&W Seed Company’s initial review of the information presented and its current expectations and are subject to adjustment as a result of, among other things, the completion of the Company’s end-of-period reporting processes and annual audit procedures. As such, any financial information contained in this press release may differ materially from the information reflected in the Company’s financial statements as of and for the year-ended June 30, 2021. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of and for the quarter and year-ended June 30, 2021. Accordingly, undue reliance should not be placed on this preliminary information

Non-GAAP Financial Measures

In addition to the preliminary expected financial results included in this press release reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have included expected adjusted EBITDA in this press release, which is a non-GAAP financial measure. We use non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

We define adjusted EBITDA as net loss (calculated in accordance with GAAP), adjusted to exclude non-recurring transaction costs, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in estimated value of assets held for sale, change in contingent consideration obligation, loss on extinguishment of debt, interest expense – amortization of debt discount, interest expense, and provision for income taxes. We believe that adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. We have not reconciled adjusted EBITDA to net loss because we are unable at this time to make accurate assumptions regarding the reconciling items, including income tax expense, as we have not yet completed our final year-end tax provision procedures. Accordingly, a reconciliation of adjusted EBITDA to net loss (the most comparable financial measure calculated in accordance with GAAP) is not available without unreasonable effort.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa, sorghum and pasture seeds, with significant research and development, production and distribution capabilities. S&W’s product portfolio also includes hybrid sunflower and wheat and the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” Forward-looking statements in this release include, but are not limited to: our expectations regarding Core Revenue, Total Revenue, Net Loss and Adjusted EBITDA for fiscal 2021, the amount and timing of delayed revenue originally expected to be recognized in fiscal 2021; and the impact of organizational changes implemented to improve our overall operations and address our product delivery challenges; and our plans for the advancement of our business strategy.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including: our recently implemented operational changes may not yield the intended results; loss of sales expected to be recorded in the first quarter of fiscal 2022 due to our inability to deliver products on time; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; we may not obtain sufficient financing to fund our strategic plans and business strategy; our business strategic initiatives may not achieve the expected results; global pandemics and other health crises, such as COVID-19, may continue to negatively impact our results of operations and financial performance; ongoing logistical challenges in shipping and transportation of our products may become further amplified and further decrease our gross margins; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2020 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.